Exhibit 10.1

FIRST AMENDMENT TO ABL CREDIT AGREEMENT

THIS FIRST AMENDMENT TO ABL CREDIT AGREEMENT (this “First Amendment”), dated January 26, 2021, is among Rent-a-center, inc. (the “Borrower”), each of the Guarantors party hereto, JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and each of the Lenders party hereto.

RECITALS:

WHEREAS, the Borrower, the Administrative Agent and each of the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”) are parties to that certain ABL Credit Agreement, dated as of August 5, 2019 (as the same may have been amended, restated, amended and restated, supplemented or otherwise modified to date, the “Existing Credit Agreement” and as so amended by this First Amendment, the “Credit Agreement”) pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower;

WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Lenders party hereto desire to amend the Existing Credit Agreement as further set forth in this First Amendment;

NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1:   Definitions. Capitalized terms used in this First Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement. The principles of interpretation set forth in the Credit Agreement shall apply to this First Amendment in all respects. Unless otherwise indicated herein, section references in this First Amendment refer to sections in the Existing Credit Agreement.

SECTION 2:   Amendments to Existing Credit Agreement. On, and subject to the occurrence of, the Amendment Effective Date, the following amendments to the Existing Credit Agreement shall become effective.

(a)           Amendments to Section 1.1. Section 1.1 of the Existing Credit Agreement is hereby amended as follows:

(i)                 The following defined terms are either added in appropriate alphabetical order or amended and restated, in either case to read in their entirety as follows:

“ABL/Fixed Asset Intercreditor Agreement” means that certain ABL/Fixed Asset Intercreditor Agreement, to be dated as of the Alta Acquisition Effective Date, among the Borrower, the Subsidiary Guarantors, the Administrative Agent, the agent for the Term Loan Facility and the representative for the Secured Notes, as the same may be amended, restated, amended and restated, modified, supplemented and/or replaced (in form reasonably satisfactory to the Administrative Agent) from time to time.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Alta Acquisition” means the “Acquisition”, as defined in Exhibit M.

“Alta Acquisition Agreement” means the “Acquisition Agreement” as defined in Exhibit M.

“Alta Acquisition Effective Date” means the date of the satisfaction or waiver by the Committed Lead Arrangers of the conditions set forth in Exhibit N and the initial funding of the Term Loan Facility, Secured Notes, Secured Bridge Facility, Unsecured Notes and/or Unsecured Bridge Facility, as the case may be.

“Alta Arranger Fee Letter” means that certain Arranger Fee Letter, dated as of December 20, 2020, by and among the Borrower and the Committed Lead Arrangers.

“Alta Commitment Letter” means that certain Commitment Letter, dated as of December 20, 2020, by and among the Borrower and the Committed Lead Arrangers.

“Alta Entities” means the “Acquired Business”, as defined in Exhibit M.

“Alta Initial Lenders” means the “Initial Lenders” as defined in the Alta Commitment Letter.

“Alta Transactions” means the transactions described in Exhibit M, including the Alta Acquisition.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

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“Base Incremental Amount” means as of any date, (a) if the Alta Acquisition Effective Date occurs, an amount equal to (i) the greater of (A) $500,000,000 and (B) 100% of Consolidated EBITDA calculated on a Pro Forma Basis for the Applicable Reference Period less (ii) the aggregate principal amount of Indebtedness established pursuant to Section 7.2(b) or Section 7.2(t) after the Alta Acquisition Effective Date and prior to such date in reliance on the Base Incremental Amount or (b) if the Alta Acquisition Effective Date does not occur, an amount equal to (i) $150,000,000 less (ii) the aggregate principal amount of Indebtedness established pursuant to Section 7.2(b) or Section 7.2(t) after the Closing Date and prior to such date in reliance on the Base Incremental Amount.

“Bridge Facilities” has the meaning set forth on Exhibit M.

“Cash Interest Coverage Ratio” means as at the last day of any Reference Period, the ratio of (a) Consolidated Interest Expense for such period to (b) Consolidated EBITDA for such period.

“Committed Lead Arrangers” means the “Lead Arrangers” as defined in the Alta Commitment Letter.

“Consolidated Senior Secured Debt” means at any date, Consolidated Total Debt (other than Indebtedness that is secured only by Liens that are junior to the Liens securing the Initial Term Loans (as defined in the Term Loan Credit Agreement)) at such date that is secured by a Lien on any property of any Group Member.

“Consolidated Senior Secured Leverage Ratio” means as at the last day of any Reference Period, the ratio of (a)(i) Consolidated Senior Secured Debt on such day less (ii) the aggregate Unrestricted Cash of the Group Members on such day to (b) Consolidated EBITDA for such period.

“Controlling Fixed Asset Representative” means (a) if the Alta Acquisition Effective Date occurs, the meaning given to such term in the Intercreditor Agreement and (b) if the Alta Acquisition Effective Date does not occur, “Term Loan Representative” as defined in the Intercreditor Agreement

“Debt Repayment” has the meaning set forth on Exhibit M.

“ECP Fallaway Date” has the meaning given to such term in Section 6.13(d).

“Electronic Chattel Paper” means “electronic chattel paper”, as defined in article 9 of the New York Uniform Commercial Code.

“Electronic Chattel Paper Control System Implementation Date” means the first date on which (a) the Administrative Agent has “control” (as defined in and provided for in the New York Uniform Commercial Code) over Subject Agreements in the form of Electronic Chattel Paper, (b) such system for “control” is reasonably satisfactory to the Administrative Agent in all respects prior to its implementation and (c) with respect to such system, the Administrative Agent has received such audits and third party security assurances as it may have requested in its Permitted Discretion. It is understood and agreed that such determination may be evidenced by separate agreement signed by the Administrative Agent and the Borrower.

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“First Amendment” means that certain First Amendment to the ABL Credit Agreement, dated as of January 26, 2021, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means January 26, 2021.

“Fixed Asset Collateral” means (a) if the Alta Acquisition Effective Date occurs, the meaning given to such term in the Intercreditor Agreement and (b) if the Alta Acquisition Effective Date does not occur, “Term Loan Priority Collateral” as defined in the Intercreditor Agreement.

“Fixed Asset Obligations Payment Date” means (a) if the Alta Acquisition Effective Date occurs, the meaning given to such term in the Intercreditor Agreement and (b) if the Alta Acquisition Effective Date does not occur, “Term Loan Obligations Payment Date” as defined in the Intercreditor Agreement.

“Fixed Asset Secured Parties” means (a) if the Alta Acquisition Effective Date occurs, the meaning given to such term in the Intercreditor Agreement and (b) if the Alta Acquisition Effective Date does not occur, “Term Loan Secured Parties” as defined in the Intercreditor Agreement.

“Funding SPV” means Radiant Funding SPV, LLC, a Delaware limited liability company.

“Intercreditor Agreement” means (a) if the Alta Acquisition Effective Date occurs, the ABL/Fixed Asset Intercreditor Agreement and any other intercreditor agreement substantially in the form of thereof or (b) if the Alta Acquisition Effective Date does not occur, the ABL/Term Loan Intercreditor Agreement, dated as of the Closing Date, among the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Term Loan Administrative Agent, and any other intercreditor agreement substantially in the form of Exhibit K, in each case, as may be amended, modified or supplemented from time to time.

“Junior Indebtedness” means (a) if the Alta Acquisition Effective Date occurs, (i) any Subordinated Indebtedness and (ii) any Specified Indebtedness (other than the Term Loans, the Secured Notes, Indebtedness under the Secured Bridge Facility, any Pari Passu Secured Indebtedness and any Permitted Refinancing Indebtedness in respect thereof) of any Group Member that is secured by a Lien on the Collateral that is junior to the Lien on the Collateral securing the Obligations and (b) if the Alta Acquisition Effective Date does not occur, (i) any Subordinated Indebtedness and (ii) any Specified Indebtedness (other than the Term Loans, any Pari Passu Secured Indebtedness and any Permitted Refinancing Indebtedness in respect thereof) of any Group Member that is secured by a Lien on the Collateral that is junior to the Lien on the Collateral securing the Obligations.

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“Maximum Term Loan Incremental Amount” means:

(a) if the Alta Acquisition Effective Date occurs the sum of:

(i) an amount represented by Incremental Term Loans (as defined in the Term Loan Credit Agreement) to be established pursuant to Section 2.24 of the Term Loan Credit Agreement, that are secured by Liens on the Collateral that are pari passu to the Liens on Collateral securing the Term Loans, if immediately after giving effect to the establishment thereof (excluding from Unrestricted Cash in making such pro forma calculation the Net Cash Proceeds of such Incremental Term Loans) the Consolidated Senior Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of incurrence of such Indebtedness, would be equal to or less than either (A) 2.00 to 1.00 or (B) in the case of Incremental Term Loans (as defined in the Term Loan Credit Agreement) incurred in connection with a Permitted Acquisition or Investment permitted hereunder, the Consolidated Senior Secured Leverage Ratio immediately prior to such Permitted Acquisition or Investment giving pro forma effect to such Permitted Acquisition or Investment,

(ii) an amount represented by Incremental Term Loans (as defined in the Term Loan Credit Agreement) to be established pursuant to Section 2.24 of the Term Loan Credit Agreement, that are secured by Liens on the Collateral that are junior to the Liens on Collateral securing the Term Loans, if immediately after giving effect to the establishment thereof (excluding from Unrestricted Cash in making such pro forma calculation the Net Cash Proceeds of such Incremental Term Loans) the Consolidated Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of incurrence of such Indebtedness, would be equal to or less than either (A) 2.00 to 1.00 or (B) in the case of Incremental Term Loans (as defined in the Term Loan Credit Agreement) incurred in connection with a Permitted Acquisition or Investment permitted hereunder, the Consolidated Secured Leverage Ratio immediately prior to such Permitted Acquisition or Investment giving pro forma effect to such Permitted Acquisition or Investment, and

(iii) an amount represented by Incremental Term Loans (as defined in the Term Loan Credit Agreement) to be established pursuant to Section 2.24 of the Term Loan Credit Agreement, that are unsecured, if immediately after giving effect to the establishment thereof (excluding from Unrestricted Cash in making such pro forma calculation the Net Cash Proceeds of such Incremental Term Loans) either (A) the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of incurrence of such Indebtedness, would be equal to or less than either (I) 2.50 to 1.00 or (II) in the case of Incremental Term Loans (as defined in the Term Loan Credit Agreement) incurred in connection with a Permitted Acquisition or Investment permitted hereunder, the Consolidated Leverage Ratio immediately prior to such Permitted Acquisition or Investment giving pro forma effect to such Permitted Acquisition or Investment or (B) the Cash Interest Coverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of incurrence of such Indebtedness, would be equal to or greater than either (I) 2.00:1.00 or (II) in the case of Incremental Term Loans (as defined in the Term Loan Credit Agreement) incurred in connection with a Permitted Acquisition or Investment permitted hereunder, the Cash Interest Coverage Ratio immediately prior to such Permitted Acquisition or Investment giving pro forma effect to such Permitted Acquisition or Investment or

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(b) if the Alta Acquisition Effective Date does not occur, an amount represented by Incremental Term Loans (as defined in the Term Loan Credit Agreement) to be established pursuant to Section 2.24 of the Term Loan Credit Agreement that would not, immediately after giving effect to the establishment thereof (excluding from Unrestricted Cash in making such pro forma calculation the Net Cash Proceeds of such Incremental Term Loans), cause the Consolidated Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of incurrence of such Indebtedness, to exceed 2.00 to 1.00; provided that, with respect to Term Loan Incremental Equivalent Debt established pursuant to Section 7.2(t), in lieu of the Consolidated Secured Leverage Ratio test applicable to Incremental Term Loans, such test with respect to Term Loan Incremental Equivalent Debt (which in each case shall be calculated excluding from Unrestricted Cash in making such pro forma calculation the Net Cash Proceeds of such Term Loan Incremental Equivalent Debt) shall instead be: (1) in the case of such Indebtedness secured by Liens on the Collateral on a pari passu basis with, or on a junior basis to, the Liens on the Collateral securing the Term Loans, a Consolidated Secured Leverage Ratio not to exceed 2.00 to 1.00 or (2) in the case of such unsecured Indebtedness, a Consolidated Leverage Ratio not to exceed 2.50 to 1.00.

“Original Term Loan Credit Agreement” has the meaning set forth in the definition of “Term Loan Credit Agreement.”

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Secured Bridge Facility” has the meaning set forth on Exhibit M.

“Secured Notes” has the meaning set forth on Exhibit M.

“Secured Notes Security Documents” means the collective reference to all security documents delivered to the agent under the Secured Bridge Facility and/or the Secured Notes and granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under the Secured Bridge Facility and/or the Secured Notes.

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“Specified Alta Acquisition Agreement Representations” means such of the representations and warranties made by or on behalf of the Alta Entities in the Alta Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower (or its affiliates) have the right (taking into account any applicable cure provisions) to terminate its (or such affiliates’) obligations under the Alta Acquisition Agreement or decline to consummate the Alta Acquisition as a result of a breach of such representations and warranties in the Alta Acquisition Agreement.

“Specified Representations” means the representations and warranties of the Borrower and each Guarantor set forth in Section 4.3(a), Section 4.4(a), Section 4.5 (only as to the Group Members’ Organizational Documents), Section 4.11, Section 4.14, Section 4.19, Section 4.20 and the final sentence of Section 4.23.

“Term Loan Credit Agreement” means (a) if the Alta Acquisition Effective Date occurs, the term loan credit agreement that refinances and replaces the Original Term Loan Credit Agreement on the Alta Acquisition Effective Date or (b) if the Alta Acquisition Effective Date does not occur, the Term Loan Credit Agreement, dated as of the Closing Date, among the Borrower, the lenders and agents party thereto and the Term Loan Administrative Agent (the “Original Term Loan Credit Agreement”), in each case, as the same may be amended, restated, amended and restated, modified, supplemented, refinanced and/or replaced from time to time in accordance with the terms thereof and the Intercreditor Agreement to the extent constituting Permitted Refinancing Indebtedness.

“Term Loan Facility” has the meaning set forth on Exhibit M.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unsecured Bridge Facility” has the meaning set forth on Exhibit M.

“Unsecured Notes” has the meaning set forth on Exhibit M.

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“Voluntary Prepayment Amount” means as of any date, (a) if the Alta Acquisition Effective Date occurs, an amount equal to (i) the sum of the aggregate principal amount of all optional prepayments of Term Loans made after the Alta Acquisition Effective Date and prior to such date (excluding prepayments made with the proceeds of long-term Indebtedness) less (ii) the aggregate principal amount of Indebtedness established pursuant to Section 7.2(b) or Section 7.2(t) after the Closing Date and prior to such date in reliance on the Voluntary Prepayment Amount; provided that (i) no prepayment of Term Loans secured on a junior basis to the Term Loan Facility shall increase the Voluntary Prepayment Amount with respect to Indebtedness to be secured on a pari passu basis with the Term Loan Facility and (ii) no prepayment of unsecured Term Loans shall increase the Voluntary Prepayment Amount with respect to Indebtedness to be secured or (b) if the Alta Acquisition Effective Date does not occur, an amount equal to (i) the sum of the aggregate principal amount of all optional prepayments of Term Loans made after the Closing Date and prior to such date (excluding prepayments made with the proceeds of long-term Indebtedness) less (ii) the aggregate principal amount of Indebtedness established pursuant to Section 7.2(b) or Section 7.2(t) after the Closing Date and prior to such date in reliance on the Voluntary Prepayment Amount.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(ii)              The last sentence of the defined term “Borrowing Base” is amended and restated to read in its entirety as follows:

The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 6.2(g) or 6.2(i) of this Agreement; provided, that if the Alta Acquisition Effective Date occurs, the Borrowing Base shall be that determined by reference to the Borrowing Base Certificate furnished to the Administrative Agent pursuant to Section 6.14(b) until the next delivery of a Borrowing Base Certificate pursuant to the provisions of this Agreement.

(iii)             The definitions of “Term Loan Obligations Payment Date,” “Term Loan Priority Collateral” and “Term Loan Representative” are deleted in their entirety.

(b)          Amendment to Section 2.24(a)(ii). Section 2.24(a)(ii) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

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(ii) the aggregate amount of Incremental Commitments obtained after the Closing Date pursuant to this Section 2.24 shall not exceed (A) if the Alta Acquisition Effective Date occurs, $325,000,000 or (B) if the Alta Acquisition Effective Date does not occur, $100,000,000.

(c)          Amendment to Section 2.24. Section 2.24 of the Existing Credit Agreement is hereby amended by inserting a new clause (f) at the end thereof as follows:

(f) Notwithstanding anything else in this Section 2.24, the only conditions precedent to the availability on the Alta Acquisition Effective Date of any Incremental Commitments to be entered into and effective as of the Alta Acquisition Effective Date shall be the occurrence of the Alta Acquisition Effective Date.

(d)          Amendment to Section 4.16. Section 4.16 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

4.16        Use of Proceeds. The proceeds of the Revolving Loans and the Letters of Credit will be used (a) on the Alta Acquisition Effective Date, to pay, directly or indirectly, the consideration for the Alta Acquisition, for the Debt Repayment, to fund any original issue discount or upfront fees due in connection with the “flex” provisions in the Alta Arranger Fee Letter, to pay costs and expenses related to the Alta Transaction, for backstop or replacement letters of credit (or the rolling of letters of credit) outstanding on the Alta Acquisition Effective Date and for the issuance of Letters of Credit and for other general corporate purposes and (b) at all other times, for general corporate purposes (including Restricted Payments, Permitted Acquisitions, other Investments, the Existing Indebtedness Refinancing and paying fees and expenses in connection with the execution and delivery of this Agreement, and other uses not prohibited by this Agreement).

(e)          Amendment to Section 4.24. Section 4.24 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

4.24       Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

(f)           Addition of Section 4.25. A new Section 4.25 is hereby added to the Existing Credit Agreement to read in its entirety as follows:

4.25       Subject Agreements. (a) Neither the Borrower nor any other Loan Party has provided, or has taken any steps to provide, any Person other than the Administrative Agent with “control” (as defined in and provided for in the New York Uniform Commercial Code) over any Subject Agreement. (b) On and after the occurrence of the Electronic Chattel Paper Control System Implementation Date, substantially all Subject Agreements entered into after such date constitute Electronic Chattel Paper.

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(g)           Amendment to Section 5.2. Section 5.2 of the Existing Credit Agreement is hereby amended as follows:

(i)             The final sentence is amended and restated to read in its entirety as follows:

Each borrowing of Revolving Loans (excluding any continuation or conversion thereof) by, and issuance of a Letter of Credit on behalf of, the Borrower hereunder (other than the initial extensions of credit on the Closing Date and other than with respect to a Protective Advance, and subject to the following sentence), shall constitute a representation and warranty by the Borrower at the time of the borrowing of such Revolving Loans or the issuance of such Letters of Credit that the conditions contained in this Section 5.2 have been satisfied or waived in accordance with the terms hereof.

(ii)             A new sentence is added at the end thereof to read in its entirety as follows:

Notwithstanding the foregoing provisions of this Section 5.2 or anything else in this Agreement, the only conditions to the borrowing of Revolving Loans (excluding any continuation or conversion thereof) by, and the issuance of Letters of Credit on behalf of, the Borrower hereunder in order to finance the consummation of the Alta Transactions shall be the occurrence of the Alta Acquisition Effective Date.

(h)           Amendments to Section 6.10. Section 6.10 of the Existing Credit is hereby amended by replacing each reference to “Term Loan Obligations Payment Date” with a reference to “Fixed Obligations Payment Date,” by replacing each reference to “Term Loan Priority Collateral” with a reference to “Fixed Asset Collateral” and by replacing each reference to “Term Loan Representative” with a reference to “Controlling Fixed Asset Representative.”

(i)            Amendments to Section 6.13. Section 6.13 of the Existing Credit is hereby amended by adding a new clause (d) and a new clause (e) at the end thereof to read in their respective entireties as follows:

(d)       (i) The provisions of clauses (a) through (c) of this Section 6.13 shall cease to be of further force and effect upon the date that is one year after the occurrence of the Electronic Chattel Paper Control System Implementation Date (the “ECP Fallaway Date”). (ii) After the occurrence of the ECP Fallaway Date, from and after the date that is sixty (60) days after the first date on which the Administrative Agent notifies the Borrower in its Permitted Discretion, continuing until the time at which the Administrative Agent no longer deems necessary in its Permitted Discretion to hold Subject Agreements that are not in the form of Electronic Chattel Paper, any Subject Agreements that are not in the form of Electronic Chattel Paper shall be promptly delivered to either (A) the Specified Administrative Agent Location or (B) to the Administrative Agent (or a designee thereof), and if so delivered to the Administrative Agent (or a designee thereof), duly indorsed in a manner reasonably satisfactory to the Administrative Agent.

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(e)       At all times after the occurrence of the Electronic Chattel Paper Control System Implementation Date, (i) ensure that the Administrative Agent shall have “control” (as defined in and provided for in the New York Uniform Commercial Code) over all Subject Agreements in the form of Electronic Chattel Paper pursuant to the system described in the definition of Electronic Chattel Paper Control System Implementation Date, (ii) maintain customary measures with respect to access to, and security of, all Subject Agreements in the form of Electronic Chattel Paper and the system described in the definition of Electronic Chattel Paper Control System Implementation Date and (iii) provide the Administrative Agent with audits and third party security assurances with respect to the foregoing. It is understood and agreed that provisions and procedures in respect of the foregoing may be evidenced by separate agreement signed by the Administrative Agent (acting in its Permitted Discretion) and the Borrower.

(j)            Addition of Section 6.14. A new Section 6.14 is hereby added to the Existing Credit Agreement to read in its entirety as follows:

Section 6.14   Alta Acquisition Effective Date Deliverables. If the Alta Acquisition Effective Date occurs, (a) use commercially reasonable efforts to furnish to the Administrative Agent, on behalf of each Lender, within ninety (90) days following the Alta Acquisition Effective Date (i) an audit and field examination in respect of the Accounts of the Alta Entities, the results of which are reasonably satisfactory to the Administrative Agent and (ii) a field examination and an appraisal in respect of the Inventory of the Alta Entities, the results of which are reasonably satisfactory to the Administrative Agent, (b) furnish to the Administrative Agent, on behalf of each Lender, (i) a field examination and an appraisal in respect of the rental agreements entered into by the Alta Entities with customers of the Alta Entities and acquired in the Acquisition and (ii) a Borrowing Base Certificate, dated as of the Alta Amendment Effective Date and giving pro forma effect to the Alta Transactions and the rental agreements of the Alta Entities to be included in the Borrowing Base as Eligible Rental Agreements, and including the other information required by Section 6.2(g) and otherwise in form and substance reasonably satisfactory to the Administrative Agent and (c) to the extent not required to be provided as a condition to the occurrence of the Alta Acquisition Effective Date, the items required by Section 6.10(b) with respect to the Alta Entities within ninety (90) days (notwithstanding any shorter period that may be provided for in Section 6.10(b)) following the Alta Acquisition Effective Date.

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(k)           Addition of Section 6.15. A new Section 6.15 is hereby added to the Existing Credit Agreement to read in its entirety as follows:

Section 6.15   Electronic Chattel Paper Control System Implementation Date.     Use reasonable best efforts to provide such information and take such actions as may be reasonably requested by the Administrative Agent in order to cause the Electronic Chattel Paper Control System Implementation Date to occur as soon as reasonably practical after the First Amendment Effective Date.

(l)            Amendments to Section 7.2. Section 7.2 of the Existing Credit Agreement is hereby amended as follows:

(i)             Section 7.2(b) is amended and restated to read in its entirety as follows:

(b)            Indebtedness of the Loan Parties under the Term Loan Credit Agreement (and any Permitted Refinancing Indebtedness in respect thereof) in an aggregate amount not to exceed (i)(A) if the Alta Acquisition Effective Date occurs, (x) $875,000,000 (shared with Indebtedness incurred pursuant to clause (v)(i) below) plus (y) any amounts used on the Alta Acquisition Effective Date to fund any OID or upfront fees required in connection with the “market flex” provision of the Alta Arranger Fee Letter or (B) if the Alta Acquisition Effective Date does not occur, $200,000,000, plus (ii) the Base Incremental Amount plus (iii) the Voluntary Prepayment Amount plus (iv) the Maximum Term Loan Incremental Amount;

(ii)             Section 7.2(v) is amended and restated to read in its entirety as follows:

(v)            if the Alta Acquisition Effective Date occurs, Indebtedness of the Loan Parties under (i) the Secured Notes and/or the Secured Bridge Facility (and any Permitted Refinancing Indebtedness in respect of the foregoing), in a combined aggregate principal amount not to exceed $875,000,000 (shared with Indebtedness incurred pursuant to clause (b)(i)(A)(x) above) and (ii) the Unsecured Notes and/or the Unsecured Bridge Facility (and any Permitted Refinancing Indebtedness in respect of the foregoing), in a combined aggregate principal amount not to exceed $450,000,000;

(m)        Amendment to Section 7.3(h). Section 7.3(h) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

(h)       (i) Liens on the Collateral created pursuant to the Security Documents (or any ABL Security Documents (as defined in the Intercreditor Agreement)), (ii) Liens on cash granted in favor of any Lenders and/or the Issuing Lender created as a result of any requirement to provide cash collateral pursuant to this Agreement and (iii) subject to the Intercreditor Agreement, (A) Liens on the Collateral created pursuant to the Term Loan Security Documents (or any Term Loan Security Documents (as defined in the Intercreditor Agreement)) and (B) if the Alta Acquisition Effective Date occurs, Liens on the Collateral created pursuant to the Secured Notes Security Documents;

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(n)           Amendment to Section 7.4. Section 7.4 of the Existing Credit Agreement is hereby as follows:

(i)             The word “and” at the end of clause (c) thereof is deleted.

(ii)            The “.” at the end of clause (d) thereof is replaced with “; and”.

(iii)           A new clause (e) is added at the end thereof to read in its entirety as follows:

(e)            if the Alta Acquisition Effective Date occurs, substantially concurrently therewith Funding SPV may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation).

(o)         Amendment to Section 7.7(e). Section 7.7(e) of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

(e)            if the Alta Acquisition Effective Date occurs, Investments necessary to consummate the Alta Transactions;

(p)           Amendment to Section 7.7. Section 7.7 of the Existing Credit Agreement is hereby amended by deleting the word “and” at the end of clause (z) thereof, replacing the “.” at the end of clause (aa) thereof with “; and” and adding a new clause (bb) at the end thereof as follows:

(bb)         Investments by the Loan Parties in Funding SPV to pay interest, fees, expenses and any redemption premium payable by Funding SPV in connection with the Secured Notes or the Unsecured Notes (provided that within forty-five (45) days following the termination of the Alta Acquisition Agreement without the consummation of the Alta Acquisition, the Borrower shall cause Funding SPV to distribute all amounts so invested and not applied to the payment of interest, fees, expenses or redemption premium to a Loan Party).

(q)           Addition of Section 7.17. A new Section 7.17 is hereby added to the Existing Credit Agreement to read in its entirety as follows:

                Section 7.17    Subject Agreements. Provide, or take any steps to provide, “control” (as defined in and provided for in the New York Uniform Commercial Code) over any Subject Agreement to any Person other than the Administrative Agent.

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(r)             Amendment to Section 8. Section 8 of the Existing Credit Agreement is hereby amended by adding the following paragraph at the end thereof to read in its entirety as follows:

“Notwithstanding the foregoing in this Section 8 or anything else in this Agreement, other than as a result of an Event of Default pursuant to clauses (a), (f)(i) or (f)(ii) above (in the case of clauses (f)(i) and (f)(ii), with respect to the Borrower) above, no Lender may terminate its Commitments hereunder until the earlier to occur of (x) the consummation of the Alta Acquisition or (y) the termination of the Alta Acquisition Agreement without the consummation of the Alta Acquisition.”

(s)            Amendments to Section 10.5(d). Section 10.5(d) of the Existing Credit Agreement is hereby amended as follows:

(i)             The phrase “, the Committed Lead Arrangers” is added immediately following the phrase “to pay, indemnify, and hold each Lender, the Issuing Lender, the Arrangers”.

(ii)            The phrase “(other than any claims against any Arranger or Agent in its capacity or in fulfilling its roles as an Arranger or Agent hereunder or any similar role with respect to any Facility)” is replaced with the phrase “(other than any claims against any Arranger, Committed Lead Arranger or Agent in its capacity or in fulfilling its roles as an Arranger, Committed Lead Arranger or Agent hereunder or any similar role with respect to any Facility)”.

(t)             Amendment to Section 10.18. Section 10.18 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

Each Lender hereby authorizes and directs the Administrative Agent (a) to enter into the Intercreditor Agreement on its behalf, perform the Intercreditor Agreement on its behalf and take any actions thereunder as determined by the Administrative Agent to be necessary or advisable to protect the interest of the Lenders, and each Lender agrees to be bound by the terms of the Intercreditor Agreement and (b) to enter into any other intercreditor agreement reasonably satisfactory to the Administrative Agent on its behalf with respect to Indebtedness permitted to be incurred and secured under this Agreement, perform such intercreditor agreement on its behalf and take any actions thereunder as determined by the Administrative Agent to be necessary or advisable to protect the interests of the Lenders, and each Lender agrees to be bound by the terms of such intercreditor agreement. Each Lender acknowledges that the Intercreditor Agreement governs, among other things, Lien priorities and rights of the Lenders and the Fixed Asset Secured Parties with respect to the Collateral, including the Fixed Asset Collateral.

(u)            Amendment to Section 10.19. Section 10.19 of the Existing Credit Agreement is hereby amended and restated to read in its entirety as follows:

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10.19        Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)      a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)     the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

(v)         Addition of Exhibits M and N. A new Exhibit M and a new Exhibit N are each added to the Existing Credit Agreement in appropriate alphabetical order to read in their respective entireties as set forth on Exhibit M and Exhibit N attached to this First Amendment.

SECTION 3:      Rental Agreements of the Alta Entities. The definition of “Eligible Rental Agreements” provides that prior to any rental agreement that is acquired in a Material Transaction becoming an “Eligible Rental Agreement”, the Administrative Agent shall have received (unless the Administrative Agent otherwise agrees in its Permitted Discretion) a field examination and an appraisal in respect of such rental agreement, the results of which are reasonably satisfactory to the Administrative Agent. Pursuant to such definition, if the Alta Acquisition Effective Date occurs, the Administrative Agent hereby agrees in its Permitted Discretion that the rental agreements entered into by the Alta Entities with customers of the Alta Entities and acquired in the Acquisition may become “Eligible Rental Agreements” for a period of sixty (60) days after the occurrence of the Alta Acquisition Effective Date without the receipt by the Administrative Agent of a field examination, unless the Administrative Agent agrees to extend such period in its Permitted Discretion.

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SECTION 4:         Representations and Warranties. The Borrower and each Guarantor hereby represents and warrants to the Administrative Agent and the Lenders that (a) the representations and warranties set forth in each Loan Document are true and correct in all material respects (or, if qualified by materiality, in all respects) on and as of the date hereof, except to the extent expressly made as of an earlier date, in which case they are true and correct as of such earlier date and (b) no Default or Event of Default has occurred and is continuing as of the date hereof.

SECTION 5:         Conditions Precedent. This Amendment shall be effective on the date (such date, “First Amendment Effective Date”) when each of the following conditions precedent is satisfied (or waived in accordance with Section 10.1 of the Existing Credit Agreement):

(a)            First Amendment. The Administrative Agent shall have received duly executed counterparts to this First Amendment from the Borrower, each Guarantor and Lenders constituting the Required Lenders.

(b)           Representations and Warranties. At the time of and immediately after giving effect to this First Amendment, (a) no Default or Event of Default shall have occurred and be continuing and (b) the representations and warranties contained in Section 4 shall be true and correct.

(c)           Payment of Fees and Expenses. The Administrative Agent shall have received all fees due and payable on or prior to the First Amendment Effective Date and reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, including all reasonable and documented out-of-pocket costs and expenses of counsel for the Administrative Agent.

Each party hereto hereby authorizes and directs the Administrative Agent to declare this First Amendment to be effective (and the First Amendment Effective Date shall occur) when it has received documents confirming or certifying, to the reasonable satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 5. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

SECTION 6:         No Waiver. Nothing contained in this First Amendment shall be construed as a waiver by Administrative Agent or any Lender of any covenant or provision of the Existing Credit Agreement, the other Loan Documents, this First Amendment, or of any other contract or instrument between any Loan Party and the Administrative Agent and any Lender, and the failure of the Administrative Agent or Lenders at any time or times hereafter to require strict performance by any Loan Party of any provision thereof shall not waive, affect or diminish any rights of the Administrative Agent or Lenders to thereafter demand strict compliance therewith. The Administrative Agent and Lenders hereby reserve all rights granted under the Credit Agreement, the other Loan Documents, this First Amendment and any other contract or instrument between any Loan Party and the Administrative Agent or any Lender.

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SECTION 7:         Ratification; Reference to and Effect on Loan Documents.

(a)            Ratification. Except as specifically amended above, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect. Notwithstanding anything contained herein, the terms of this First Amendment are not intended to and do not effect a novation of the Existing Credit Agreement or any other Loan Document. Each of the Loan Parties hereby acknowledges and agrees to the terms of this First Amendment and ratifies and reaffirms each of the terms and conditions of the Loan Documents to which it is a party and all of its obligations thereunder. Each Loan Party confirms that all of its obligations under the Loan Documents (as amended by this First Amendment) are in full force and effect and are performable in accordance with their respective terms without setoff, defense, counter-claim or claims in recoupment. Each of the Loan Parties hereby agrees that all liens and security interests securing payment of the Obligations under the Credit Agreement and each of the other Loan Documents are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations.

(b)           References. Upon the First Amendment Effective Date, each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Existing Credit Agreement are hereby amended so that any reference in such Loan Documents to the Existing Credit Agreement shall mean a reference to the Credit Agreement.

SECTION 8: Miscellaneous.

(a)           Successors and Assigns. This First Amendment shall be binding on and shall inure to the benefit of Loan Parties, the Administrative Agent, the Lenders and their respective successors and assigns permitted by the terms of the Credit Agreement.

(b)           Integration; Loan Document. This First Amendment and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. This First Amendment is a Loan Document.

(c)           Severability. Any provision of this First Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d)           Payment of Expenses. Pursuant to Section 10.05 of the Credit Agreement, the Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the development, preparation and execution of this First Amendment and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby, including the reasonable and documented fees, disbursements and other charges of one primary counsel to the Administrative Agent.

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(e)            Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment, and/or any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this First Amendment and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (an “Electronic Signature”) transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this First Amendment or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this First Amendment and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

(f)            GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(g)           Incorporation of Credit Agreement Provisions. The provisions contained in Section 10.12 (Submission to Jurisdiction; Waivers) and Section 10.16 (WAIVERS OF JURY TRIAL) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, this First Amendment has been executed on the date first written above, to be effective upon satisfaction of the conditions set forth herein.

BORROWER:

RENT-A-CENTER, Inc.

By:	/s/ Maureen B. Short
Name: Maureen B. Short
Title: Executive Vice President – Chief Financial Officer

GUARANTORS:

BRAVEHEART ACQUISITION, LLC

By:	/s/ Maureen B. Short
Name: Maureen B. Short
Title: Treasurer

GET IT NOW, LLC

By:	/s/ Maureen B. Short
Name: Maureen B. Short
Title: Treasurer

RAC ACCEPTANCE EAST, LLC

By:	/s/ Maureen B. Short
Name: Maureen B. Short
Title: Treasurer

RAC MEXICO HOLDINGS I, LLC

By:	/s/ Maureen B. Short
Name: Maureen B. Short
Title: Treasurer

[Signature Page to First Amendment to Rent-A-Center ABL Credit Agreement]

RAC MEXICO HOLDINGS II, LLC

By:	/s/ Maureen B. Short
Name: Maureen B. Short
Title: Treasurer

RAC NATIONAL PRODUCT SERVICE, LLC

By:	/s/ Maureen B. Short
Name: Maureen B. Short
Title: Treasurer

RENT-A-CENTER EAST, INC.

By:	/s/ Maureen B. Short
Name: Maureen B. Short
Title: Treasurer

RENT-A-CENTER FRANCHISING INTERNATIONAL, INC.

By:	/s/ Maureen B. Short
Name: Maureen B. Short
Title: Treasurer

RENT-A-CENTER INTERNATIONAL, INC.

By:	/s/ Maureen B. Short
Name: Maureen B. Short
Title: Treasurer

RENT-A-CENTER TEXAS, L.P.

By:	/s/ Maureen B. Short
Name: Maureen B. Short
Title: Executive Vice President – Chief Financial Officer

[Signature Page to First Amendment to Rent-A-Center ABL Credit Agreement]

RENT-A-CENTER TEXAS, L.L.C.

By:	/s/ Maureen B. Short
Name: Maureen B. Short
Title: Treasurer

RENT-A-CENTER WEST, INC.

By:	/s/ Maureen B. Short
Name: Maureen B. Short
Title: Treasurer

[Signature Page to First Amendment to Rent-A-Center ABL Credit Agreement]

ADMINISTRATIVE AGENT AND LENDER:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Lender

By:	/s/ Alexander Vardaman
Name: Alexander Vardaman
Title: Authorized Officer

[Signature Page to First Amendment to Rent-A-Center ABL Credit Agreement]

LENDER:

Citizens Bank, N.A.
as Lender

By:	/s/ Richard Norberg
Name: Richard Norberg
Title: Vice President

[Signature Page to First Amendment to Rent-A-Center ABL Credit Agreement]

LENDER:

HSBC BANK USA, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Allison Donahue
Name: Allison Donahue
Title: Vice President

[Signature Page to First Amendment to Rent-A-Center ABL Credit Agreement]

LENDER:

BBVA USA,
as Lender

By:	/s/ Ramon Garcia
Name: Ramon Garcia
Title: Director

[Signature Page to First Amendment to Rent-A-Center ABL Credit Agreement]

LENDER:

Truist Bank (formerly known as SunTrust Bank),
as Lender

By:	/s/ Sheryl Kerley
Name: Sheryl Squires Kerley
Title: Director

[Signature Page to First Amendment to Rent-A-Center ABL Credit Agreement]

LENDER:

INTRUST Bank, N.A.,
as Lender

By:	/s/ Marlon E. King
Name: Marlon E. King
Title: Managing Director

[Signature Page to First Amendment to Rent-A-Center ABL Credit Agreement]

LENDER:

Woodforest National Bank,
as Lender

By:	/s/ Ryan Stuart
Name: Ryan Stuart
Title: Senior Vice President

[Signature Page to First Amendment to Rent-A-Center ABL Credit Agreement]